Exhibit I

                             CINERGY CORP.
                          DOMESTIC NON-UTILITY
                     SUBSIDIARIES AS OF 12/31/98/1/

Cinergy Corp. (Delaware, 06/30/1993)

     Cinergy Investments, Inc. (Delaware, 10/24/1994)/2/

          Cinergy-Cadence, Inc. (Indiana, 12/27/1989; formerly PSI Power Resource Operations, Inc.)

               Cadence Network LLC (Delaware, 9/3/1997)/3/

          Cinergy Capital & Trading, Inc. (Indiana, 10/8/1992; formerly Wholesale Power Services, Inc.)

               CinCap IV, LLC (Delaware, 12/3/1997)/4/

               CinCap V, LLC (Delaware, 7/21/98)

               CinCap VI, LLC (Delaware, 9/18/98)

               CinCap VII, LLC (Delaware, 12/2/98)

               CinCap VIII, LLC (Delaware, 12/2/98)

               Westwood Operating Company, LLC (Delaware, 10/2/98)

               CinPower I, LLC (Delaware, 6/12/1998)

               Producers Energy Marketing, LLC (Delaware, 10/27/95)

          Cinergy Communications, Inc. (Delaware, 9/20/1996)

          Cinergy Engineering, Inc. (Ohio, 3/28/1997)

          Cinergy-Centrus, Inc. (Delaware, 4/23/98; formerly Cinergy-Ideon,
          Inc.)

               Centrus, LLP (Indiana, 7/7/1998)/5/

          Cinergy-Centrus Communications, Inc. (Delaware, 7/17/98)

          Cinergy Resources, Inc. (Delaware, 1/10/1994; formerly CG&E Resource Marketing, Inc.)

          Cinergy Solutions, Inc. (Delaware, 2/11/1997)

               Cinergy Business Solutions, Inc. (Delaware, 4/6/98)

               Cinergy Customer Care, Inc. (Delaware, 8/21/98)

               Cinergy Solutions of Tuscola, Inc. (Delaware, 10/13/98)

               Energy Equipment Leasing LLC (Delaware, 11/12/98)/8/

               Trigen-Cinergy Solutions LLC (Delaware, 2/18/1997)/6/

               Trigen-Cinergy Solutions of Baltimore LLC (Delaware,
               11/10/98)/8/

               Trigen-Cinergy Solutions of Boca Raton, LLC (Delaware
               9/4/98)/9/

               Trigen-Cinergy Solutions of Cincinnati LLC (Ohio,
               8/29/1997)/7/

               Trigen-Cinergy Solutions of Illinois L.L.C. (Delaware, 4/17/1997)/8/

               Trigen-Cinergy Solutions of Orlando LLC (Delaware,
               6/12/1998)/9/

               Trigen-Cinergy Solutions of St. Paul LLC (Delaware
               8/13/98)/8/

               Trigen-Cinergy Solutions of Tuscola, LLC (Delaware,
               8/21/98)/8/

          Cinergy Supply Network, Inc. (Delaware, 1/14/98)

               Reliant Services, LLC (Indiana, 6/25/98)/10/

          Cinergy Technology, Inc. (Indiana, 12/12/1991; formerly PSI Environmental Corp.)

          Enertech Associates, Inc. (Ohio, 10/26/1992)/11/

                                ENDNOTES

/1/ Excludes nonutility subsidiaries of CG&E and PSI. Parent-subsidiary affiliation shown by indentation.

/2/ Some of the subsidiaries listed are not currently engaged in active business operations.

/3/ Jointly owned 33-1/3% each with Progress Holdings, Inc. and New Century-Cadence, Inc.

/4/ Cinergy Capital & Trading owns 10% of this entity; the remaining equity is owned by nonaffiliates.

/5/ Jointly owned 33-1/3% each with New Century-Centrus, Inc. and Progress Centrus, Inc.

/6/ Jointly owned 50% each with Trigen Solutions, Inc., a subsidiary of Trigen Energy Corporation.

/7/ Effective August 29, 1997, the former Cinergy Cooling Corp. was merged with and into Trigen-Cinergy Solutions of Cincinnati LLC, with said LLC being the surviving company jointly owned 51% by Cinergy Solutions, Inc. and 49% by Trigen Solutions, Inc.

/8/ Jointly owned 49% by Cinergy Solutions, Inc. and 51% by Trigen
Solutions, Inc.

/9/ Jointly owned 51% by Cinergy Solutions, Inc. and 49% by Trigen
Solutions, Inc.

/10/ Jointly owned 50% each with IGC Energy, Inc.

/11/ Formerly Power International, Inc. and formerly Enertech Associates International, Inc.